Exhibit 10.1

SUBSCRIPTION AGREEMENT

Dynamics Special Purpose Corp.

2875 El Camino Real

Redwood City, California, 94061

This Subscription Agreement (this “Subscription Agreement”) is being entered into in connection with the proposed business combination (the “Transaction”) between Dynamics Special Purpose Corp., a Delaware corporation (“Dynamics”), and Senti Biosciences, Inc., a Delaware corporation (the “Company”), pursuant to a business combination agreement to be entered into immediately following the execution of this Subscription Agreement and as of the date hereof among Dynamics, the Company, Merger Sub and the other parties thereto (the “Transaction Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger as a wholly-owned subsidiary of Dynamics. Capitalized terms used but not defined in this Subscription Agreement have the meaning given to them in the Transaction Agreement.

In connection with the Transaction, Dynamics is seeking commitments from interested investors to purchase shares of Dynamics Class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the Shares for which it is subscribing (as set forth on the signature page hereto) (the “Subscribed Shares”) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, Dynamics is entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and, together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Subscribed Shares, an aggregate amount of up to 6,680,000 Shares at the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Dynamics acknowledges and agrees as follows:

1. Subscription. The Investor hereby subscribes for and agrees to purchase, and Dynamics hereby agrees to issue and sell to the Investor, the Subscribed Shares on the terms and subject to the conditions provided for herein. In the event of the termination of this Subscription Agreement in accordance with the terms hereof, the Investor’s payment hereunder will be returned promptly to the Investor as set forth in Section 10 and this Subscription Agreement shall have no further force or effect.

2. Closing. The closing of the purchase and sale of the Subscribed Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction and substantially concurrently with the Merger (as defined in the Transaction Agreement). At least five (5) Business Days before the anticipated closing date of the transactions contemplated by the Transaction Agreement (the “Closing Date”), Dynamics shall deliver or cause to be delivered to the Investor a written notice (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) that Dynamics reasonably expects all conditions to the closing of the Transaction to be satisfied or waived (in writing by the person who has the authority to make such waiver) on the anticipated Closing Date, and (iii) wire instructions for delivery of the Subscription Amount. The Investor shall deliver to Dynamics, two (2) Business Days prior to the Closing Date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Dynamics in the Closing Notice, such funds to be held by Dynamics in escrow until the Closing. On the Closing Date, Dynamics shall issue the Subscribed Shares to the Investor in book entry form in the name of the Investor (or its nominee or custodian in accordance with its delivery instructions) on Dynamics’ share register, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws); provided, however, that Dynamics’ obligation to issue the Subscribed Shares to the Investor is contingent upon Dynamics having received the Subscription Amount in full in accordance with this Section 2 of this Subscription Agreement. Without limiting the rights of Dynamics to issue a further Closing Notice or the obligations of the Investor to subscribe for the Subscribed Shares hereunder and to deliver the Subscription Amount pursuant to the terms hereof and of such further Closing Notice, if the consummation of the Transaction does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Dynamics and the Investor, Dynamics shall promptly (but in no event later than four (4) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Investor to Dynamics by wire transfer of United States dollars in immediately available funds to the account specified by the Investor, and any book entries shall be deemed cancelled. As promptly as practicable after the Closing, upon request of the Investor, Dynamics shall provide the Investor with updated book-entry statements, if required, from Dynamics’ transfer agent reflecting the change in name of Dynamics to occur in connection with the Closing. For the purposes of this Subscription Agreement, “Business Day” shall mean any day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business; provided, that banks shall be deemed to be open for the general transaction of business in the event of a “shelter in place” order or similar closure of physical branch locations at the direction of any Governmental Entity if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

3. Closing Conditions.

(a) The obligation of the parties hereto to consummate the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement is subject to the satisfaction or waiver in writing by each party of the following conditions:

(i) no applicable court or governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) Dynamics’ initial listing application with Nasdaq in connection with the transactions contemplated by the Transaction Agreement shall have been approved and, immediately following the Effective Time, Dynamics shall be able to satisfy any applicable initial and continuing listing requirements of Nasdaq, and Dynamics shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Subscribed Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof; and

(iii) all conditions precedent to the closing of the Transaction under the Transaction Agreement, including all necessary approvals of Dynamics’ shareholders and regulatory approvals, if any, as set forth in Article 6 thereof, shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement) or waived (in writing by the person who has the authority to make such waiver).

(b) The obligation of Dynamics to consummate the issuance and sale of the Subscribed Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver in writing by Dynamics of the following conditions: (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date; and (ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not, or would not reasonably be expected to, prevent, materially delay or materially impair the ability of Dynamics to consummate the Closing.

(c) The obligation of the Investor to consummate the purchase of the Subscribed Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver in writing by the Investor of the following conditions: (i) all representations and warranties of Dynamics contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by Dynamics of each of the representations and warranties of Dynamics contained in this Subscription Agreement which are expressed to be given as of the Closing Date; (ii) Dynamics shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and (iii) no amendment, modification or waiver of the Transaction Agreement (as in effect on the date hereof) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement without having received Investor’s prior written consent.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem to be practical and necessary in order to consummate the subscription contemplated by this Subscription Agreement. In furtherance of the foregoing, the Investor shall deliver to Dynamics any information that is reasonably requested in the Closing Notice in order for Dynamics to issue the Subscribed Shares, including, without limitation, the legal name of the Investor in whose name such Subscribed Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.

5. Dynamics Representations and Warranties. Dynamics represents and warrants to the Investor, as of the date hereof and as of the Closing Date (unless any representation or warranty is expressed to be given as at another date or dates, in which case, Dynamics makes that representation and gives that warranty as of that date or those dates), that:

(a) Dynamics has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Dynamics’ certificate of incorporation or bylaws (each as amended to the Closing Date), under the General Corporation Law of the State of Delaware, or by any contract to which Dynamics is a party or by which it is bound.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Dynamics and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes a legal, valid and binding obligation of Dynamics, enforceable against Dynamics in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution and delivery of this Subscription Agreement by Dynamics, the issuance and sale of the Subscribed Shares, the compliance by Dynamics with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Dynamics or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Dynamics or any of its subsidiaries is a party or by which Dynamics or any of its subsidiaries is bound, or to which any of the property or assets of Dynamics is subject, that would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial condition or results of operations of Dynamics and its subsidiaries, taken as a whole, or materially and adversely affect (A) the ability of Dynamics to consummate the Transaction, (B) the validity of the Subscribed Shares, or (C) the legal authority of Dynamics to comply in all material respects with the terms of this Subscription Agreement (each, a “Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Dynamics, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Dynamics or any of its properties that would reasonably be expected to have a Material Adverse Effect.

(e) Dynamics is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) notice filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 7 of this Subscription Agreement, (iii) those required by Nasdaq, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) those, the failure of which to obtain, would not have, and would not be reasonably expected to have, a Material Adverse Effect. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act or any state securities (or ‘blue sky’) laws is required for the offer and sale of the Subscribed Shares by Dynamics to the Investor.

(f) As of their respective dates, and except as set forth in Section 5(f) of Schedule B to this Subscription Agreement, all reports (the “SEC Reports”) required to be filed by Dynamics with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except, in each case, as set forth in any subsequent SEC Report filed or furnished with the SEC on or prior to the date hereof. Except as set forth in Section 5(f) of Schedule B to this Subscription Agreement, the financial statements of Dynamics included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of Dynamics as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP); except, in each case, as set forth in any subsequent SEC Report filed or furnished with the SEC on or prior to the date hereof. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. Dynamics has timely filed each report, statement, schedule, prospectus, and registration statement that it was required to file with the SEC since its initial registration of the Shares with the SEC. There are no outstanding or unresolved comments in comment letters received by Dynamics from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(g) Except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator, pending or, to the knowledge of Dynamics, threatened against Dynamics, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Dynamics.

(h) As of the date hereof, the authorized capital stock of Dynamics consists of (i) 100,000,000 Shares, (ii) 10,000,000 shares of Class B common stock par value $0.0001 per share (“Class B Shares”), and (iii) 1,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Shares”). As of the date hereof, (A) 23,715,500 Shares are issued and outstanding, (B) 5,750,000 Class B Shares are issued and outstanding, and (C) no Preferred Shares are issued and outstanding. All issued and outstanding Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Dynamics any Shares, Class B Shares, Preferred Shares or other equity interests in Dynamics, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which Dynamics is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares pursuant to this Subscription Agreement, or (ii) the Shares to be issued pursuant to any Other Subscription Agreement. Dynamics has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Dynamics is a party or by which it is bound relating to the voting of any securities of Dynamics, other than (1) as set forth in the SEC Reports, and (2) as contemplated by the Transaction Agreement.

(i) The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “DYNS” (it being understood that the trading symbol will be changed in connection with the Transaction). There is no suit, action, proceeding or investigation pending or, to the knowledge of Dynamics, threatened against Dynamics by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Shares on Nasdaq or to deregister the Shares under the Exchange Act. Dynamics has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(j) Dynamics is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Dynamics has not received any written communication from a governmental authority that alleges that Dynamics is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

(k) Neither Dynamics nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither Dynamics nor any person acting on Dynamics’ behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Subscribed Shares pursuant to this Subscription Agreement to be integrated with prior offerings by Dynamics for purposes of the Securities Act or any applicable stockholder approval provisions. Neither Dynamics nor any person acting on Dynamics’ behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(l) Dynamics is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Shares hereunder, other than to the Placement Agents (as defined herein).

(m) The Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and Dynamics is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Shares. Dynamics’ transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Shares are not, and have not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Shares through DTC.

(n) Upon consummation of the Transaction, the issued and outstanding Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

(o) Dynamics is not, and immediately after receipt of payment for the Subscribed Shares and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) (i) There has been no action taken by Dynamics or, to the knowledge of Dynamics, any officer, director, equityholder, manager, employee, agent or representative of Dynamics, in each case, acting on behalf of Dynamics, in violation of any Anti-Corruption Laws (as herein defined), (ii) Dynamics has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any Anti-Corruption Laws, (iii) Dynamics has not conducted or initiated any internal investigation or made a voluntary, directed or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws, and (iv) Dynamics has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(q) Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, Dynamics has not entered into any side letter or similar agreement with any Other Investor or other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in Dynamics. No Other Subscription Agreement includes terms and conditions that are more favorable to the Other Investor thereunder than the Investor hereunder, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds that are mutual funds.

(r) Neither Dynamics nor the Company, nor any of their respective subsidiaries, affiliates, directors, officers, employees, or, to their knowledge, any of their agents or representatives acting on their behalf in connection with this Subscription Agreement, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered or enforced by the United States Government, including OFAC and the US Department of State (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

6. Investor Representations and Warranties. The Investor represents and warrants to Dynamics that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless the newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined in FINRA Rule 4512(c).

(b) To the extent applicable, the Investor has been duly formed or incorporated, and is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation and has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(c) The Investor acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act, except (i) to Dynamics or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Subscribed Shares shall contain a restrictive legend to such effect (provided, that such legend shall be subject to removal in accordance with Section 7(e)). The Investor acknowledges and agrees that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. The Investor acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that Dynamics files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed Shares. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Subscribed Shares for any period of time.

(d) The Investor acknowledges and agrees that the Investor is purchasing the Subscribed Shares from Dynamics. The Investor further acknowledges that there have been no representations, warranties, covenants or agreements made to the Investor by or on behalf of Dynamics, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Dynamics expressly set forth in Section 5 of this Subscription Agreement.

(e) The Investor’s acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to Dynamics, the Transaction and the business of the Company. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares.

(g) The Investor became aware of this offering of the Subscribed Shares solely by means of direct contact between the Investor and Dynamics, the Company or a representative of Dynamics or the Company, and the Subscribed Shares were offered to the Investor solely by direct contact between the Investor and Dynamics, the Company or a representative of Dynamics or the Company. The Investor did not become aware of this offering of the Subscribed Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that it has relied solely upon its independent investigation and is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. (each, a “Placement Agent” and, together, the “Placement Agents”), Dynamics, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) concerning Dynamics, the Company, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby (including the Transaction), other than the representations and warranties of Dynamics contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Dynamics.

(h) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in Dynamics’ filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer and is able to sustain a complete loss on its investment in the Subscribed Shares.

(i) Alone, or together with any professional advisor(s), the Investor has considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Dynamics. The Investor acknowledges specifically that a possibility of total loss exists.

(j) The Investor acknowledges that certain information provided to it by Dynamics was based on projections, and that such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents assume no responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(k) The Investor acknowledges that the Placement Agents: (i) have not provided the Investor with any information or advice with respect to the Subscribed Shares, (ii) have not made and do not make any representation, express or implied, as to Dynamics, the Company, the Company’s credit quality, the Subscribed Shares or the Investor’s purchase of the Subscribed Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Subscribed Shares, (iv) may have acquired, or during the period during which the Investor holds the Subscribed Shares, may acquire, non-public information with respect to the Company or Dynamics, which the Investor agrees need not be provided to it, and (v) may have existing or future business relationships with Dynamics and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that they deem necessary or appropriate to protect their interests arising therefrom without regard to the consequences for a holder of Subscribed Shares, and that certain of these actions may have material and adverse consequences for a holder of Subscribed Shares.

(l) The Investor acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Subscribed Shares or as to the other matters referred to herein, and the Investor has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Subscribed Shares, Dynamics or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports or other materials prepared by the Placement Agents or any of their affiliates.

(m) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(n) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, or any statute, regulation or other law to which the Investor is a party or by which the Investor is bound, except where any such breach, default, or conflict would not reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has the legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding agreement of Dynamics, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(o) The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or, to its knowledge, providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, records related to this Subscription Agreement as required by applicable law; provided, that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Subscribed Shares were legally derived.

(p) The Investor acknowledges and agrees that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Subscribed Shares.

(q) When required to deliver payment to Dynamics pursuant to Section 2 of this Subscription Agreement, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement.

(r) No broker, finder or other financial consultant has acted on behalf of the Investor in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Dynamics.

(s) The Investor does not have, as of the date hereof, and during the 30 day period immediately prior to the date hereof, such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Dynamics.

(t) The Investor acknowledges that it is aware that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in addition to their role as a Placement Agent hereunder, is acting, and has acted as, respectively, capital markets advisor and financial advisor to Dynamics, including, in the case of J.P. Morgan Securities LLC, as underwriter in the initial public offering of Dynamics Class A common stock.

(u) Notwithstanding anything to the contrary set forth herein, the Investor acknowledges and agrees that, subsequent to the date of this Subscription Agreement and prior to the Closing, Dynamics may enter into one or more additional subscription agreements with other investors with terms and conditions that are not more advantageous to the investor thereunder than the terms and conditions set forth in this Subscription Agreement (other than terms particular to the regulatory requirements of such other investor or its affiliates or related funds that are mutual funds), and entry into such subscription agreements may increase the aggregate amount of Shares being subscribed for in the private placement contemplated by this Subscription Agreement. For the avoidance of doubt, such additional subscription agreements shall reflect not less than the same Per Share Purchase Price and shall, once executed, constitute Other Subscription Agreements for purposes of this Agreement, mutatis mutandis.

7. Registration Rights

(a) Dynamics agrees that, within 20 calendar days after the consummation of the Transaction (the “Filing Deadline”), it will use commercially reasonable efforts to file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 60th calendar day after the consummation of the Transaction (or 90th calendar day if the SEC notifies (orally or in writing) Dynamics that it will “review” the Registration Statement), and (2) the fifth (5th) Business Day after the date Dynamics is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). Dynamics shall provide a draft of the Registration Statement to the Investor for review at least four (4) Business Days in advance of the date of filing the Registration Statement with the SEC (the “Filing Date”), and the Investor shall provide any comments on the Registration Statement to Dynamics no later than the day which is two (2) Business Days preceding the Filing Date. Dynamics agrees to cause such Registration Statement, or another shelf registration statement that includes the Subscribed Shares to be sold pursuant to this Subscription Agreement, to remain effective, except for such times as Dynamics is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the date on which the Investor ceases to hold any Subscribed Shares issued pursuant to this Subscription Agreement, or (ii) the first date on which the Investor can sell all of its Subscribed Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without restriction, including, without limitation, any volume or manner of sale limitations and without the requirement for Dynamics to be in compliance with the current public information requirement under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its beneficial ownership as determined in accordance with Rule 13d-3 of the Exchange Act to Dynamics upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Subscribed Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents Dynamics from including any or all of the Subscribed Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, Dynamics shall amend the Registration Statement or file a new Registration Statement to register such additional Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. Dynamics’ obligations to include the Subscribed Shares for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Dynamics such information regarding the Investor, the securities of Dynamics held by the Investor and the intended method of disposition of such Subscribed Shares as shall be reasonably requested by Dynamics to effect the registration of such Subscribed Shares, and the Investor shall execute such documents in connection with such registration as Dynamics may reasonably request that are customary of a selling stockholder in similar situations, provided that, the Investor shall not, in connection with the foregoing, be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares. For purposes of clarification, any failure by Dynamics to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Dynamics of its obligations to file or effect the Registration Statement set forth in this Section 7 of this Subscription Agreement. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a) of this Subscription Agreement, Dynamics will use commercially reasonable efforts to (1) qualify the Subscribed Shares for listing on the Nasdaq, and (2) update or amend the Registration Statement as necessary to include the Subscribed Shares. For as long as the Investor holds the Subscribed Shares, Dynamics will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as Dynamics remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

(b) Notwithstanding anything to the contrary contained herein, Dynamics may delay or postpone the effectiveness of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of Dynamics determines in good faith that it would require Dynamics to make an Adverse Disclosure (each such circumstance, a

“Suspension Event”); provided, that, (i) Dynamics shall not so delay filing or so suspend the use of the Registration Statement on more than two occasions or for a period of more than 45 consecutive days or more than a total of 60 calendar days, in each case in any 360-day period, and (ii) Dynamics shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of its Subscribed Shares as soon as practicable thereafter. For purpose of this Section 7(b), “Adverse Disclosure” means public disclosure of any material nonpublic information which, in the good faith reasonable determination of the board of directors of Dynamics, (i) would be required to be made in any Registration Statement filed with the SEC by Dynamics so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) Dynamics has a bona fide business purpose for not disclosing publicly and would reasonably be likely to be detrimental to Dynamics and its subsidiaries. If so directed by Dynamics, the Investor will deliver to Dynamics or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Dynamics shall promptly notify the Investor in writing (a) with evidence of making of such suspension decision, and (b) the date on which such suspension will begin and date on which such suspension ends.

(c) In the case of the registration, qualification, exemption or compliance effected by Dynamics pursuant to this Subscription Agreement, Dynamics shall, upon reasonable request, inform Investor as to the status of such registration, qualification, exemption and compliance. At its expense Dynamics shall advise the Investor within two (2) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, (iii) of the receipt by Dynamics of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from Dynamics (which notice shall not contain any material non-public information regarding Dynamics) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or, if as a result of a Suspension Event, the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (1) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which Dynamics agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective (unless otherwise notified by Dynamics that it may resume such offers and sales), and (2) it will maintain the confidentiality of any information included in such written notice delivered by Dynamics except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential, and (C) as required by law or subpoena. Dynamics shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as Dynamics is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Dynamics shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) For purposes of this Section 7 of this Subscription Agreement, (i) “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Subscribed Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and (ii) “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 of this Subscription Agreement have been duly assigned.

(e) The Investor may request that Dynamics remove any restrictive legend from the book-entry position evidencing the Subscribed Shares. The Investor’s request may be delivered at such time as the Subscribed Shares (i) have been or are to be sold or transferred pursuant to an effective Registration Statement, or (ii) have been or are to be sold pursuant to Rule 144 under the Securities Act, such that the Subscribed Shares held by the Investor become freely tradable, upon compliance by the Investor with the requirements of this Section 7(e). Dynamics shall cause its transfer agent to remove any restrictive legends related to the book entry account holding such Subscribed Shares and make a new, unlegended entry for such book entry Subscribed Shares without restrictive legends within two (2) trading days of any such sale or disposition, provided that Dynamics and its transfer agent have timely received from the Investor customary representations and other documentation reasonably acceptable to Dynamics and its transfer agent in connection therewith Additionally, if restrictive legends are no longer required for the Subscribed Shares under the Securities Act, Investor may request that the restrictive legends be removed from the Subscriber Shares.

(f) Indemnification.

(i) Dynamics agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim), as incurred, that arise out of, are based upon, or are caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus included in the Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading, except insofar as and to the extent, but only to the extent, the same are caused by or contained in any information or affidavit regarding the Investor furnished in writing to Dynamics by or on behalf of the Investor expressly for use therein.

(ii) The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless Dynamics, its directors and officers, agents and employees, and each person who controls Dynamics (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees), that arise out of, are based upon, or are caused by any untrue statement of a material fact contained in the Registration Statement, or any form of prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and, (B) unless in such indemnified party’s reasonable judgment and upon the advice of counsel that a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of one counsel for each of the parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall be obligated to pay for one additional counsel with respect to the other indemnified party to which such conflict exists. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv) The indemnification provided for under this Section 7(f) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 7(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7(f), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f)(v) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares giving rise to such contribution obligation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

8. No Short Sales. The Investor agrees that, from the date of this Subscription Agreement until the Closing, or until the earlier termination of this Subscription Agreement in accordance with Section 10 of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor pursuant to any understanding with the Investor will engage in any Short Sales (as defined below) with respect to securities of Dynamics. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. This Section 8 shall not apply to any sale (including the valid exercise of any redemption right) of securities of Dynamics (i) held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement, or (ii) purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Further, for the avoidance of doubt, this Section 8 shall not apply to ordinary course, non-speculative hedging transactions. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s subscription for Subscribed Shares pursuant to this Subscription Agreement (including the Investor’s affiliates) from entering into any Short Sales, and (b) if the Investor is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of the Investor’s assets, and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, then, in each case, the agreement set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares to be issued pursuant to this Subscription Agreement.

9. Most Favored Nation. Substantially concurrently with the execution of this Subscription Agreement, Dynamics is entering into Other Subscription Agreements with Other Investors in respect of subscriptions for Shares. Except as set forth on Section 9 of Schedule B hereto, if any Other Investor is afforded more favorable terms than the Investor is being afforded under the terms of this Subscription Agreement (including, without limitation, in respect of the Per Share Purchase Price), other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds that are mutual funds, then Dynamics shall immediately inform the Investor of the more favorable terms and the Investor shall have the right to elect to receive such more favorable terms, in which case, if the Investor so elects, the parties hereto shall promptly amend this Subscription Agreement to reflect the more favorable terms. For the avoidance of doubt, the rights and obligations of any Investor or Other Investor shall be exclusive of any rights such Investor or Other Investor may have under any Non-Redemption Agreement.

10. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) the Termination Date (as defined in the Transaction Agreement as of the date hereof) if the Closing has not occurred by the Termination Date (provided that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement, or if an affiliate of the Investor is one of the Other Investors under an Other Subscription Agreement, such Other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement, either individually or in the aggregate, shall have proximately caused the failure of the Closing or the Transaction to occur on or before the Termination

Date (the termination events described in the immediately preceding clauses (a) through (c) being, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. Dynamics shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Dynamics in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned to the Investor. No later than 9:00 a.m., New York City time, on the first (1st) Business Day following a Termination Event, Dynamics shall file with the SEC a Current Report on Form 8-K disclosing the termination of the Transaction Agreement and any other material, nonpublic information that Dynamics provides or makes available to the Investor or any of the Investor’s affiliates, attorneys, agents or representatives at any time prior to the filing of such Form 8-K with respect to the Company, the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement that constitutes material, nonpublic information.

11. Trust Account Waiver. The Investor hereby acknowledges that Dynamics has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Dynamics’ public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of Dynamics entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, for an on behalf of itself and its affiliates and other related entities, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make or bring any action, suit, claim or other proceeding against the Trust Account that arises as a result of, in connection with or relates in any way to this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares, and regardless of whether such action, suit, claim or other proceeding arises based on contract, tort, equity or any other theory of legal liability (any and all such actions, suits, claims or other proceedings are collectively referred to hereafter as the “Released Claims”). The Investor hereby irrevocably and unconditionally waives any Released Claims that it may have against the Trust Account now or in the future and will not seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or any other matter related to the transactions set forth herein; provided, however, that nothing in this Section 11 of this Subscription Agreement shall (x) be deemed to limit any of the Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of Dynamics acquired by any means other than pursuant to this Subscription Agreement, (y) serve to limit or prohibit the Investor’s right to pursue a claim against Dynamics for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, or (z) serve to limit or prohibit any claims that the Investor may have in the future against Dynamics’ assets or funds that are not held in the Trust Account.

12. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof.

(b) Dynamics may request from the Investor such additional information as Dynamics may deem necessary to register the resale of the Subscribed Shares and evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall promptly provide such information as may reasonably be requested; provided, that Dynamics agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations, and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or another regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that Dynamics may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of Dynamics.

(c) The Investor acknowledges (i) that Dynamics and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, and (ii) the Placement Agents will rely on, and are expressly third-party beneficiaries of, the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6, this Section 12(c), Section 12(d), Section 12(f) and Section 13.

(d) Dynamics, the Company, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 12(d) of this Subscription Agreement shall not give Dynamics or the Company any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of Dynamics or the Investor set forth in this Subscription Agreement.

(e) All of the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any applicable statute of limitations. Prior to the Closing, the Investor and Dynamics agree to promptly notify the other if any of their representations and warranties set forth herein are no longer accurate in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), in which case, the Investor or Dynamics, as applicable, agrees to promptly notify the other if such representations and warranties are not true in all respects).

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 10 of this Subscription Agreement) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy, or any abandonment or discontinuance of steps to enforce such right or remedy, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 6, Section 12(c), Section 12(d), this Section 12(f) and Section 13 may not be modified, waived or terminated in a manner adverse to the Placement Agents without the written consent of the Placement Agents.

(g) This Subscription Agreement (including Schedule A hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, undertaking, arrangements, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except with respect to the persons specifically referenced herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties may be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties acknowledge and agree that this Section 12(k) of this Subscription Agreement is an integral part of the transactions contemplated hereby and without these rights, the parties hereto would not have entered into this Subscription Agreement.

(l) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or review by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY RELATED ACTION, SUIT OR PROCEEDING, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS,

AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH MANNER AS MAY BE PERMITTED BY LAW OR USING THE DETAILS SET FORTH IN SECTION 19 OF THIS SUBSCRIPTION AGREEMENT SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12(M) OF THIS SUBSCRIPTION AGREEMENT.

13. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Dynamics expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Dynamics. The Investor acknowledges and, to the maximum extent permitted by law, agrees that none of (i) any Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the Other Investors’ respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any party to the Transaction Agreement other than Dynamics (solely pursuant to the terms and conditions set forth herein) or any Non-Party Affiliate, shall have any liability to the Investor pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale and purchase of the Subscribed Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Dynamics, the Company, the Placement Agents or any Non-Party Affiliate concerning Dynamics, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Section 13 of this Subscription Agreement, “Non-Party Affiliate” means former, current or future officers, directors, employees, partners, members, managers, direct or indirect equity holders or affiliates of Dynamics, the Company, the Placement Agents or any of Dynamics’, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing.

14. Disclosure. Dynamics shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases and file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, non-public information that Dynamics has provided to the Investor at any time prior to the filing of the Disclosure Document (unless Dynamics determines, in compliance with applicable laws and regulations, that any of such information is no longer material) and including as exhibits to the Disclosure Document, the form of this Subscription Agreement and the Other Subscription Agreements (in each case, without redaction). Upon the issuance of the Disclosure Document, to the actual knowledge of Dynamics, the Investor shall not be in possession of any material, non-public information received from Dynamics or any of its officers, directors, employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Dynamics or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. No later than 9:00 a.m., New York City time, on the fourth (4th) Business Day following the Closing Date, Dynamics shall file with the SEC a Current Report on Form 8-K (the “Super 8-K”) disclosing the requisite Form 10 information (within the meaning of Rule 144), the consummation of the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement (including the Transaction) and any other material, nonpublic information that Dynamics has provided or made available to the Investor or any of the Investor’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Super 8-K with respect to the Company, the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement that constitutes material, nonpublic information. Notwithstanding anything in this Subscription Agreement to the contrary, Dynamics shall not, without the prior written consent (including by email) of the Investor, publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in (i) any press release or marketing materials, or (ii) any filing with the SEC or any regulatory agency or trading market, except (1) as required by federal securities laws or other laws, in the reasonable judgment of outside counsel to Dynamics or the Sponsor, (2) at the request of the staff of the SEC or another regulatory agency, or pursuant to other routine proceedings of regulatory authorities, or (3) under the regulations of any national securities exchange on which Dynamics’ securities are listed for trading (including Nasdaq), and, in each case for clauses (1) to (3), Dynamics shall be permitted to make such disclosures without the prior written consent of the Investor, provided that Dynamics, to the extent permitted by law, gives the Investor prior written notice of such disclosure under this clause (ii) and reasonably consults with the Investor regarding such disclosure; except, in the case of clause (ii), to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 14 of this Subscription Agreement, in which case Dynamics may publicly disclose such information without obtaining any further consent from the Investor.

15. Several Obligations. As applicable, for ease of administration, this single Subscription Agreement may be executed so as to enable the Investor identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to the Investor listed on the signature page and the Other Investors, as if each of the Investors had executed a separate Subscription Agreement naming only itself as subscriber, and (ii) the Investor listed on the signature page shall not have any liability under the Subscription Agreement for the obligations of any Other Investor so listed. In addition, the obligations of the Investor(s) under this Subscription Agreement are several and not joint with the obligations of any Other Investor or any other investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under this Subscription Agreement or any Other Investor or other investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or any Other Investor or other investor pursuant hereto or thereto, shall be deemed to constitute the Investor and any Other Investors or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

16. Amendments. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

17. Information. The Investor will promptly provide any information reasonably requested by Dynamics for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

18. Expenses. Each party shall pay all of its own expenses in connection with the negotiation, preparation and execution of this Subscription Agreement and the consummation of the transactions contemplated herein.

19. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof) or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

(a) if to the Investor, using the contact details set forth on the signature page hereto; and

(b) if to Dynamics, to:

2875 El Camino Real

Redwood City, California, 94061

United States of America

Attention: Omid Farokhzad, Mostafa Ronaghi, Mark Afrasiabi

Email: of@dspc.bio, mr@dspc.bio, ma@dspc.bio

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

United States of America

Attention: Alan Denenberg, Soren Kreider

Email: alan.denenberg@davispolk.com, w.soren.kreider@davispolk.com or to such other address as the party to whom notice is given may have previously furnished to the other party in writing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Subscribed Shares are to be registered (if different from the Investor): _________________

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State Zip:

Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:	Email:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Dynamics in the Closing Notice.

IN WITNESS WHEREOF, Dynamics has accepted this Subscription Agreement as of the date set forth below.

DYNAMICS SPECIAL PURPOSE CORP.

By:
Name:
Title:

Date: __________________ 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

OR

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, registered investment adviser, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are “accredited investors” meeting one or more of the above tests.

AND

C.	INSTITUTIONAL ACCOUNT STATUS

(Please check the applicable subparagraphs):

☐	We are an “institutional account” (as defined in FINRA Rule 4512(c)).

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.

SCHEDULE B

Section 5(f)

With respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (the “3Q Form 10-Q”), which was filed on November 10, 2021, following the filing thereof, DYNS learned from its auditors and advisors that, based on discussions between the SEC and other special purpose acquisition companies and their auditors, certain revisions to the classification of redeemable Class A shares from permanent equity to temporary equity reflected in the 3Q Form 10-Q constitute, in the SEC staff’s opinion, a “material weakness” in DYNS’s internal control over financial reporting relating to accounting for complex financial instruments. In light of this material weakness, DYNS performed additional analysis and determined that the (i) audited balance sheet as of May 28, 2021 filed as Exhibit 99.1 to DYNS’s Current Report on Form 8-K filed with the SEC on June 4, 2021 (the “Form 8-K”), (ii) unaudited interim financial statements included in DYNS’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 6, 2021 (the “Q2 Form 10-Q”), and (iii) unaudited interim financial statements included in the 3Q Form 10-Q (collectively, the “Affected Periods”) should no longer be relied upon due to changes required to the classification of temporary equity and permanent equity described in the 3Q Form 10-Q. On December 10, 2021, DYNS filed amendments to its 3Q Form 10-Q, 2Q Form 10-Q, and Form 8-K for the Affected Periods, reflecting the restatement of the Class A common stock subject to redemption and change to its presentation of earnings per share for the Affected Periods.

Section 9

The Company may enter into manufacturing and development joint ventures or collaborations with potential third parties, and may offer the opportunity to invest in the PIPE Financing on the same terms and conditions as other Investors to such potential third parties.